Exhibit 99.2

Revivant Unaudited Financial Statements as of September 30, 2004 and for the nine months ended September 30, 2004 and September 30, 2003

Revivant Corporation Unaudited Balance Sheet
September 30, 2004 (Unaudited)

Assets
Current assets:
Cash and cash equivalents	$354,911
Restricted cash	2,500
Accounts receivable	409,627
Inventory	1,370,015
Prepaid and other current assets	68,825

Total current assets	2,205,878

Property and equipment, net	241,540
Other assets	69,587

Total assets	$2,517,005

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$933,754
Accrued liabilities	1,783,716
Bank loans, current portion	172,561
Deferred revenue	42,713
Deferred rent	9,155
Customer deposits	355,000

Total current liabilities	3,296,899
Promissory notes	5,572,165

Total liabilities	8,869,064

Commitments (Note 5)
Stockholders’ deficit:
Convertible preferred stock, $0.001 par value:	61,136
Authorized: 88,023,732 shares
Issued and outstanding: 61,135,612 shares (Liquidation value: $38,445,844)
Common stock, $0.001 par value:	4,281
Authorized: 110,000,000 shares
Issued and outstanding: 4,280,811 shares
Additional paid-in capital	38,025,329
Notes receivable from stockholders	(33,476)
Accumulated deficit	(44,409,329)

Total stockholder’s deficit	(6,352,059)

Total liabilities and stockholder’s deficit	$2,517,005

See accompanying notes.

Revivant Unaudited Financial Statements as of September 30, 2004 and for the nine months ended September 30, 2004 and September 30, 2003

Revivant Corporation Unaudited Statement of Operations
	Nine Months Ended
	September 30, 2004 (Unaudited)	September 30, 2003 (Unaudited)

Net sales	$2,552,273	—
Cost of goods sold	2,946,488	—

Gross Profit (Loss)	(394,215)	—

Operating expenses:
Research and development	$(3,636,178)	$(5,556,040)
Sales and marketing	(3,368,650)	(1,858,063)
General and administrative	(1,854,085)	(1,181,012)

Total operating expenses	(8,858,913)	(8,595,115)
Interest income	18,279	13,928
Interest expense	(422,975)	(185,499)

Net loss	$(9,657,824)	$(8,766,686)

See accompanying notes.

Revivant Unaudited Financial Statements as of September 30, 2004 and for the nine months ended September 30, 2004 and September 30, 2003

Revivant Corporation Unaudited Statement of Stockholders’ Equity (Deficit)

	Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Notes Receivable from Stockholders	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance at December 31, 2003	57,484,617	$57,485	3,573,229	$3,573	$35,492,195	$(36,959)	$(34,751,505)	$764,789

Issuance of common stock upon exercise of options for cash at $0.12 per share			342,959	343	40,812			41,155

Issuance of common stock upon exercise of warrants for cash at $0.12 per share			364,623	365	43,390			43,755
Issuance of Series E-2 preferred stock at $0.6744 per share for cash and cancellation of indebtedness, net of issuance cost of $19,729	3,534,995	3,535			2,360,736			2,364,271
Issuance of Series G preferred stock at $1.00 per share for cash	116,000	116			115,884			116,000
Interest on notes receivable from stockholders						(2,914)		(2,914)
Repayment of note receivable from stockholders						6,397		6,397
Extinguishment of warrants for common stock					(27,688)			(27,688)
Net loss							(9,657,824)	(9,657,824)

Balance at September 30, 2004	61,135,612	$61,136	4,280,811	$4,281	$38,025,329	$(33,476)	$(44,409,329)	$(6,352,059)

See accompanying notes.

Revivant Unaudited Financial Statements as of September 30, 2004 and for the nine months ended September 30, 2004 and September 30, 2003

Revivant Corporation

Unaudited Statements of Cash Flows

	Nine Months Ended
	September 30, 2004	September 30, 2003
	Unaudited
Cash flows from operating activities
Net loss	$(9,657,824)	$(8,766,686)
Other operating activities	1,474,493	115,565

Net cash used in operating activities	(8,183,331)	(8,651,121)

Cash flows from investing activities
Purchase of property and equipment	(142,889)	(64,776)
Restricted cash	100,000

Net cash used in investing activities	(42,889)	(64,776)

Cash flows from financing activities
Proceeds from issuance of preferred stock, net	2,480,271	11,672,676
Proceeds from issuance of convertible promissory notes and warrants		6,500,002
Termination of warrants	(27,688)
Proceeds from issuance of common stock	84,910	6,852
Repayment of note receivable from stockholder	6,397
Interest on notes receivable from stockholder	(2,914)	(1,224)
Payment of bank loans	(289,567)	(325,420)

Net cash provided by financing activities	2,251,409	17,852,886

Net increase (decrease) in cash and cash equivalents	(5,974,811)	9,136,989
Cash and cash equivalents, beginning of period	6,329,722	662,073

Cash and cash equivalents, end of period	$354,911	$9,799,062

Supplemental disclosure of noncash investing and financing activities
Issuance of preferred stock for convertible promissory notes and accrued interest	$—	$7,194,986

See accompanying notes.

Revivant Unaudited Financial Statements as of September 30, 2004 and for the nine months ended September 30, 2004 and September 30, 2003

Revivant Corporation

Notes to Financial Statements (Unaudited)

1. Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting only of adjustments of a normal recurring nature) considered necessary for a fair presentation have been included. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Examples include provisions for returns, bad debts and the estimated lives of fixed assets. Actual results may differ from these estimates. The results for the interim periods are not necessarily indicative of results to be expected for the entire year. The information contained in the interim financial statements should be read in conjunction with the Company’s audited financial statements as of and for the year ended December 31, 2003.

2. Formation and Business of the Company

Revivant Corporation (the “Company”) was incorporated on March 20, 1997 in the state of Delaware, under the name of Emergency Medical Systems, Inc., to develop technology for cardiac resuscitation. In July 2000, the Company changed its name from Emergency Medical Systems Inc. to Revivant Corporation. Through December 31, 2002, the Company had been primarily engaged in developing its initial product technology, recruiting personnel, developing business and financial plans and raising capital. During fiscal 2003 and 2004, the Company has focused their efforts on the sale and marketing of their product, the AutoPulse™ Resuscitation System. Accordingly, in 2003, the Company moved from the development stage into the commercial stage of its business cycle.

3. Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company’s cash and cash equivalents are maintained at one financial institution in the United States. Deposits in this financial institution may, from time to time, exceed federally insured limits.

Revivant Unaudited Financial Statements as of September 30, 2004 and for the nine months ended September 30, 2004 and September 30, 2003

Restricted Cash

At September 30, 2004, cash of $2,500 was restricted from withdrawal and held by a bank in the form of a certificate of deposit.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Machinery and laboratory equipment, computer and related equipment, and furniture and fixtures are depreciated on a straight-line basis over their estimated useful lives of three to five years. Leasehold improvements are amortized over the lesser of their estimated useful lives or the life of the lease. Maintenance and repairs are charged to operations as incurred.

Inventory

Inventories are stated at lower of cost or market value. Cost is determined using standard cost, which approximates actual costs on a first-in, first-out basis. Market value is determined as the lower of replacement cost or net realizable value.

Revenue Recognition

Revenue from product sales is recognized when the title and risk of ownership has transferred, provided that evidence of an arrangement exists, the price is fixed or determinable, collection of the resulting receivable is reasonably assured and remaining obligations are not significant. Revenue is reduced for discounts and rebates offered to customers. Revenue received in advance of fulfillment of performance obligations are deferred and recognized when obligations are fulfilled.

Research and Development Expenditures

Research and development costs are charged to operations as incurred.

Income Taxes

The Company accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Risks and Uncertainties

Some of the Company’s products require approvals from the Food and Drug Administration and international regulatory agencies prior to commercialized sales. The Company’s currently marketed product has received such approval. There can be no assurance that future products under development will receive any of these required approvals. If the Company was denied such approvals or such approvals were delayed, it would have a materially adverse impact on the Company.

Revivant Unaudited Financial Statements as of September 30, 2004 and for the nine months ended September 30, 2004 and September 30, 2003

Two customers accounted for 51% and 19% of gross accounts receivable at September 30, 2004.

Fair Value of Financial Instruments

Carrying amounts of certain of the Company’s financial instruments, including cash equivalents, prepaid and other current assets, accounts payable and accrued liabilities approximate fair value due to their relatively short maturities. Based upon borrowing rates currently available to the Company for loans with similar terms, the carrying value of capital lease obligations, promissory notes, and bank loans approximate fair value.

Stock-Based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock issued to Employees and Financial Accounting Standards Board Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans and complies with the disclosure provisions of Statements of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation.

Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company’s stock and the exercise price. SFAS No. 123 defines a fair value based method of accounting for an employee stock option or similar equity investments.

The Company has adopted the disclosure-only provisions of SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure. Had compensation cost for the Company’s stock-based compensation plan been determined based on the fair value at the grant dates for the awards under a method prescribed by SFAS No. 123, the Company’s net loss would have been increased to the pro forma amounts indicated below:

	Nine Months Ended
	September 30, 2004	September 30, 2003
Net loss, as reported	$(9,657,824)	$(8,766,686)
Add: Total stock-based employee compensation cost, determined under fair value based method for all awards	(30,275)	(29,337)

Pro forma net loss	$(9,688,099)	$(8,796,023)

Revivant Unaudited Financial Statements as of September 30, 2004 and for the nine months ended September 30, 2004 and September 30, 2003

The fair value of each option grant is estimated on the date of grant using the minimum value method with the following weighted average assumptions:

	2004	2003
Risk-free interest rate	3.43%	2.90%
Expected life	5 years	5 years
Dividend yield	—	—
Volatility	0%	0%

The weighted average per share fair value of options granted during the nine month periods ended September 30, 2004 and 2003 was $0.02. and $0.02, respectively.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services.

4. Balance Sheet Components

Inventory consists of the following:

September 30, 2004
Raw materials	$1,080,140
Finished goods	289,875

$1,370,015

Property and equipment consist of the following:

September 30, 2004
Machinery and laboratory equipment	$541,412
Computer and related equipment	617,052
Furniture and fixtures	199,873
Leasehold improvements	145,674

1,504,011
Less: Accumulated depreciation and amortization	(1,262,471)

$241,540

Revivant Unaudited Financial Statements as of September 30, 2004 and for the nine months ended September 30, 2004 and September 30, 2003

Depreciation and amortization expense for the nine months ended September 30, 2004 and September 30, 2003 was $381,213 and $271,250, respectively.

Accrued liabilities consist of the following:

September 30, 2004
Collaborative research obligations	$1,022,285
Accrued payroll and related expenses	339,514
Accrued professional fees	123,736
Accrued warranty	20,460
Accrued other	277,721

$1,783,716

5. Commitments

Leases

The Company leases office space under two noncancelable operating leases that expire in 2005. Rent expense for the nine months ended September 30, 2004 and September 30, 2003 was $317,221 and $254,260, respectively.

Future minimum lease payments under all noncancelable operating leases total $190,728 for 2005.

Sponsored Research and License Agreements

The Company has a research agreement with John Hopkins University through July 31, 2005. Under the terms of the Agreement, the Company agreed to pay John Hopkins University $105,000 per year payable on a quarterly basis. The Company accrued $278,756 at September 30, 2004 which is included in accrued liabilities and the amount of $88,750 was charged to research and development expense for the nine months ended September 30, 2004. This Agreement shall automatically continue for two successive one year periods unless the Company delivers written notice to John Hopkins University no later than thirty days prior to the end of the initial period or any extension period, that it does not desire to continue research. In August 2004, the Company delivered written notice to John Hopkins University to execute an additional no-cost extension of the Agreement.

In March 1999, the Company entered into licensing agreements with John Hopkins University to provide the Company with the use of certain patent rights. Under the terms of the agreements, the Company pays annual maintenance fees of $10,000 and is further obligated to make certain future milestone payments, milestone stock issuances and royalties based on net sales of products originating from the licensed technologies. The agreements will expire on a country by country basis, at the patent expiration date or if no patents were issued ten years from the effective date of the agreement. No royalty payments have been made to date.

Revivant Unaudited Financial Statements as of September 30, 2004 and for the nine months ended September 30, 2004 and September 30, 2003

In August 2003, the Company entered into a clinical study agreement with the University of Washington. Under the terms of the agreement, the Company pays quarterly installments ranging from $261,388 to $515,217, and made an initial payment of $40,000 in December 2003. The Company accrued $743,529 at September 30, 2004, which is included in accrued liabilities and the amount was charged to research and development expense during the nine months ended September 30, 2004. The agreement terminates in September 2005, or either party can decide to terminate the agreement, with a sixty day notice.

6. Bank Loans

In April 2000, the Company entered into an equipment lease line with a financial institution and subsequently borrowed $400,000 to purchase equipment. Borrowings were repayable in 48 equal monthly installments. All payments represent both principal and interest; the interest rate is between 8.83% - 8.93% per annum. The equipment lease line was paid in full in April 2004.

In December 2001, the Company entered into another equipment lease line with a financial institution and subsequently borrowed $322,550 to purchase equipment. The total committed equipment line under the agreement is $750,000. Borrowings are payable in 36 equal monthly installments. All payments represent both principal and interest and bear interest at 6.25% per annum. Borrowings under the equipment lease line are collateralized by all of the Company’s assets.

In December 2001, the Company entered into a working capital loan that provides for borrowings of up to $750,000, which are collateralized by all of the Company’s assets. The working capital loan expires in December 2004 and accrues interest at a rate of 6.75% per annum. In connection with the working capital loan, the Company granted warrants to purchase shares of preferred stock, which are described in Note 8.

At September 30, 2004, future payments under all of the bank loans are as follows:

Calendar 2004	$97,456
Calendar 2005	$75,105

$172,561

7. Promissory Notes

In August of 2003, the Company sold promissory notes with an aggregate principal value of $5,000,000 to ZOLL Medical (see Note 10). The notes are due on June 30, 2007. Interest accrued on the unpaid principal at a rate of 10% per annum. All interest on the notes is payable quarterly in arrears on each March 31, June 30, September 30 and December 31. Any accrued but unpaid interest will be automatically added to the unpaid

Revivant Unaudited Financial Statements as of September 30, 2004 and for the nine months ended September 30, 2004 and September 30, 2003 principal amount of the notes. As of September 30, 2004, the Company has accrued $572,165 in interest related to the note. The promissory notes are collateralized by the majority of the Company’s assets.

8. Stockholder’s Equity

Common Stock

Under the Company’s Articles of Incorporation, as amended, the Company is authorized to issue 110,000,000 shares of $0.001 par value common stock. Common stockholders are entitled to dividends when and if declared by the Board of Directors subject to the prior rights of the preferred stockholders. The holder of each share of common stock is entitled to one vote. As of September 30, 2004, no dividends had been declared. At September 30, 2004, the Company has reserved common stock for future issuance as follows:

Shares Reserved
Series A convertible preferred stock	3,868,822
Series B convertible preferred stock	6,097,560
Series C convertible preferred stock	2,267,650
Series D convertible preferred stock	16,823,979
Series E convertible preferred stock	18,047,049
Series F convertible preferred stock	10,379,597
Series E-2 convertible preferred stock	3,534,995
Series G convertible preferred stock	116,000
Exercise of options under stock option plan	8,415,025
Issuance of options under stock option plan	182,520
Warrants for common stock	1,037,960

70,771,157

Convertible Preferred Stock

Convertible Preferred Stock at September 30, 2004 consisted of the following:

Series	Shares Authorized	Shares Issued and Outstanding	Liquidation Value	Proceeds Net of Issuance Costs
A	3,868,822	3,868,822	$1,288,318	$1,269,988
B	6,097,560	6,097,560	2,500,000	2,449,943
C	2,286,698	2,267,650	1,428,620	1,498,171
D	16,912,215	16,823,979	11,346,091	11,249,657
E	41,771,841	18,047,049	12,225,070	12,093,684
F	10,379,597	10,379,597	7,031,139	6,773,978
E-2	3,706,999	3,534,995	2,394,606	2,364,271
G	3,000,000	116,000	232,000	116,000

	88,023,732	61,135,652	$38,445,844	$37,815,692

Revivant Unaudited Financial Statements as of September 30, 2004 and for the nine months ended September 30, 2004 and September 30, 2003

The holders of the Series A, Series B, Series C, Series D, Series E, Series F, Series E-2 and Series G convertible preferred stock have the various rights and preferences as follows:

Voting Rights

The holder of each share of preferred stock is entitled to one vote for each share of common stock into which shares of Series A, Series B, Series C, Series D, Series E, Series E-2, Series F, and Series G preferred stock could be converted.

Dividends

The holders of shares of Series A, Series B, Series C, Series D, Series E, Series E-2, Series F, and Series G convertible preferred stock are entitled to receive dividends at the rate of $0.0233, $0.0287, $0.0441, $0.0472, $0.054, $0.054, $0.054, and $0.054 per share per year, respectively. In the event dividends are paid on any share of common stock, an additional dividend shall be paid with respect to all outstanding shares of preferred stock in an amount equal per share (on an as-if-converted basis) to the amount paid or set aside for each share of common stock whenever funds are legally available. Such dividends are payable when and if declared by the Board of Directors, and are not cumulative. As of September 30, 2004, no dividends had been declared.

Conversion

Each share of preferred stock, at the option of the holder, is convertible in to a number of fully paid shares of common stock as determined by dividing the respective preferred stock issue price by the conversion price in effect at the time. The initial per share conversion price of shares of Series A, Series B, Series C, Series D, Series E, Series E-2, Series F, and Series G convertible preferred stock is $0.333, $0.41, $0.63, $0.6744, $0.6774, $0.6774, $0.6774, and $1.00, respectively, and is subject to adjustment as set forth in the Company’s Certificate of Incorporation. Conversion is automatic immediately upon the closing of a firm commitment underwritten public offering where the aggregate proceeds raised equal or exceed $25,000,000 (net of underwriting discounts and commissions) and where the aggregate pre-offering market capitalization of the Company equals or exceeds $75,000,000 calculated based on the total number of shares of common stock that are outstanding (including common stock issuable upon conversion or exercise of outstanding preferred stock, warrants and options) immediately prior to the closing of such offering multiplied by the price to the public, or at such time as the Company receives the consent of the holders of not less than a majority of the preferred stock then outstanding, voting together as a single class.

Revivant Unaudited Financial Statements as of September 30, 2004 and for the nine months ended September 30, 2004 and September 30, 2003

Liquidation

In the event of any liquidation or sale of the Company, the holders of shares of Series G convertible preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Series A, Series B, Series C, Series D, Series E, Series E-2, Series F, and common stock, an amount per share equal to $2.00 for each outstanding share of Series G convertible preferred stock (as adjusted for any stock dividends, combinations or splits) plus any declared but unpaid dividends on such shares.

After the Series G liquidation amount has been paid in full to the holders of Series G convertible preferred stock, the holders of Series F convertible preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Series A, Series B, Series C, Series D, Series E, Series E-2, and common stock, an amount per share equal to $0.6744 for each outstanding share of Series F convertible preferred stock (as adjusted for any stock dividends, combinations or splits) plus any declared but unpaid dividends on such shares.

After the Series G liquidation amount and the Series F liquidation amount has been paid in full to the holders of Series G convertible preferred stock and Series F convertible preferred stock, the holders of Series E-2 convertible preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Series A, Series B, Series C, Series D, Series E, and common stock, an amount per share equal to $0.6774 for each outstanding share of Series E-2 convertible preferred stock (as adjusted for any stock dividends, combinations or splits) plus any declared but unpaid dividends on such shares.

After the Series G liquidation amount, the Series F liquidation amount and the Series E-2 liquidation amount has been paid in full to the holders of Series G convertible preferred stock, Series F convertible preferred stock and Series E-2 convertible preferred stock, the holders of Series E convertible preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Series A, Series B, Series C, Series D, and common stock, an amount per share equal to $0.6774 for each outstanding share of Series E convertible preferred stock (as adjusted for any stock dividends, combinations or splits) plus any declared but unpaid dividends on such shares.

After the Series G liquidation amount, the Series F liquidation amount, the Series E-2 liquidation amount and the Series E liquidation amount has been paid in full to the holders of Series G convertible preferred stock, Series F convertible preferred stock, Series E-2 convertible preferred stock and Series E convertible preferred stock, the holders of Series A, Series B, Series C and Series D convertible preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of stock, an amount per share equal to $0.333, $0.41, $0.63 and $.6744 for each outstanding share of Series A, Series B, Series C and Series D convertible preferred stock, respectively, (as adjusted for any stock dividends, combinations or splits) plus any declared but unpaid dividends on such shares.

Revivant Unaudited Financial Statements as of September 30, 2004 and for the nine months ended September 30, 2004 and September 30, 2003

After the preferred stockholders have been paid in full, the remaining assets of the Company available for distribution shall be distributed ratably to the holders of common stock and Series D, Series E-2 and Series E convertible preferred stock (on an as-if-converted basis) until such holders of preferred stock have received an aggregate $2.70 per share (as adjusted for any stock dividends, combinations or splits). Any remaining assets are then distributed ratably to the holders of common stock based on the number of shares of common stock held by each stockholder.

Notes Receivable from Stockholders

In 1999, the Company issued a total of 886,363 shares of common stock to three employees in exchange for full recourse promissory notes of $44,318 collateralized by the related common stock, which bear annual interest between 4.47% and 4.66%. Repayment is due in four years from the date of the promissory notes, or earlier upon termination. At September 30, 2004, the outstanding balance on these notes is $33,476.

Stock Option Plan

In May 1997, the Company authorized the 1997 Stock Plan (the “Plan”) under which the Board of Directors may issue incentive stock options and nonqualified stock options. Through September 30, 2004, the Company has reserved a total of 10,947,381 shares of common stock for issuance under the Plan. Options are to be granted at an exercise price not less than fair market value for incentive options or 85% of fair market value for nonqualified stock options. For employees holding more than 10% of the voting rights of all classes of stock, the exercise prices for incentive and nonstatutory stock options will not be less than 110% of fair market value. The options are generally exercisable over four years and may be subject to repurchase. The vesting provisions of individual options may vary but provide for vesting of at least 20% per year.

The Plan provides that the term of the options shall be no more than ten years from the date of the grant. Upon termination of employment, all unvested options are canceled and returned to the Plan after a period of 90 days, unless exercised earlier by the employee.

Activity under the Plan is set forth below:

	Shares Available for Grant	Options Outstanding
		Number of Options	Weighted Average Exercise Price
Balances, December 31, 2003	748,996	8,191,508	$0.12
Options granted	(685,000)	685,000	0.12
Options exercised	—	(342,959)	0.12
Options canceled	118,524	(118,524)	0.12

Balances, September 30, 2004	182,520	8,415,025	$0.12

Revivant Unaudited Financial Statements as of September 30, 2004 and for the nine months ended September 30, 2004 and September 30, 2003

At September 30, 2004, the stock options outstanding were as follows:

Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (In Years)
$0.03	20,000	3.53	20,000
0.09	440,000	4.70	440,000
0.12	7,955,025	7.79	7,022,285

	8,415,025		7,482,285

Stock Options Granted Outside of Plan

In 1997, the Company granted 10,000 shares of nonqualified stock options to purchase the Company’s common stock to a consultant. The options were granted at fair market value and were fully vested at the grant date. These options were issued under no specific option plan.

Warrants

At September 30, 2004, the Company had warrants outstanding to purchase 673,337 shares of its common stock with an exercise price of $0.12 per share. The warrants expire in October-December 2007.

9. Employee Benefit Plan

In January 1999, the Company adopted a defined contribution retirement plan (the “401(k) Plan”), which qualifies under Section 401(k) of the Internal Revenue Code of 1996. The 401(k) Plan covers essentially all employees. Eligible employees may make voluntary contributions to the 401(k) Plan up to statutory annual limitations and the Company is allowed to make discretionary contributions. The Company has made no discretionary contributions to date.

10. ZOLL Agreement

In August of 2003, ZOLL Medical Corporation (“ZOLL”) invested $7 million in Series F convertible preferred stock (see Note 8 for the rights and preferences) and provided $5 million of debt financing (see Note 7 for additional detail). In return, ZOLL received a 15% ownership interest in the Company and an option, at ZOLL’s discretion, to acquire

Revivant Unaudited Financial Statements as of September 30, 2004 and for the nine months ended September 30, 2004 and September 30, 2003 the remaining outstanding shares of the Company at any time through October 4, 2004. On October 4, 2004, ZOLL announced its intention to exercise its option to acquire the Company. On October 12, 2004, ZOLL completed the acquisition of the Company. ZOLL paid consideration of $15 million, consisting of (1) $7.5 million in cash and (2) 224,300 shares of ZOLL common stock, par value $0.02 per share, as the initial merger consideration. ZOLL may also make certain contingent payments for (a) milestone payments for published papers resulting from clinical studies of up to $15 million, including bonuses or penalties for papers published before or after certain target dates and (b) payments based on achievement of sales levels of the AutoPulse in years 2005 through 2007. These payments will be a combination of cash and ZOLL common stock.

11. Income Taxes

The tax effect of the significant components of the net deferred tax assets are as follows:

September 30, 2004
Net operating loss carryforwards	$16,100,000
Depreciation and amortization	1,014,000
Research and development credit carryforward	1,686,000
Accruals and reserves	497,000

Total deferred tax assets	19,297,000
Less: Valuation allowance	(19,297,000)

$—

The Company has placed a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets.

As of September 30, 2004, the Company had net operating loss carryforwards of approximately $40,251,000 and $40,102,000 available to reduce future taxable income, if any, for both federal and California state income tax purposes, respectively. The net operating loss carryforwards expire between 2004 and 2018, and valuation allowances have been established, where necessary.

As of September 30, 2004, the Company had credit carryforwards of approximately $917,000 and $978,000 available to reduce future income taxes, if any, for federal and California state income tax purposes, respectively. The net credit carryforwards expire between 2005 and 2018, and valuation allowances have been established, where necessary.

Revivant Unaudited Financial Statements as of September 30, 2004 and for the nine months ended September 30, 2004 and September 30, 2003

Utilization of the net operating loss carryforwards may be subject to an annual limitation due to the ownership percentage change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of the net operating loss carryforwards before utilization.

12. Subsequent Event

On December 10, 2004, a complaint was filed against the Company by Dr. Thomas Fogarty and his affiliate, alleging that Revivant owes a 4% royalty on all of its sales. The Company believes the suit is without merit. Moreover, in connection with ZOLL’s acquisition of the Company, the former stockholders of Revivant specifically agreed to indemnify ZOLL against Dr. Fogarty’s claim for all amounts up to $15 million. ZOLL has the right to set-off these indemnity claims against future contingent amounts payable by it as part of the purchase price for the Company. At the time ZOLL completed its acquisition of the Company, $2 million of the $7.5 million cash paid by ZOLL was segregated for the purpose of establishing a legal defense fund to defend potential action by Dr. Fogarty against the Company. Any amounts not needed for this purpose will be subsequently paid to the formers owners of the Company as described in Note 10.

13. Related Party Transactions

During the nine months ended September 30, 2004, the Company received approximately $345,000 of cash from ZOLL Medical Corporation as a deposit to pay for demonstration units. This amount is reported as customer deposits at September 30, 2004.

During the nine months ended September 30, 2004, the Company sold approximately $150,000 of product to ZOLL Medical Corporation, reported in net sales, and as of September 30, 2004, approximately $90,000 remains unpaid and is reported as accounts receivable on the balance sheet.

As of September 30, 2004, approximately $5,000,000 of promissory notes payable to ZOLL Medical Corporation, along with approximately $563,000 of accrued interest payable to ZOLL Medical Corporation are reported as promissory notes on the financial statements.